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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/ /	Soliciting Material Pursuant to §240.14a-12
SANTA BARBARA RESTAURANT GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANTA BARBARA RESTAURANT GROUP, INC.
3839 State Street, Suite 200
Santa Barbara, California 93105

    July 11, 2001

Dear Stockholder:

    On behalf of the Board of Directors, you are cordially invited to attend the 2001 Annual Meeting of Stockholders (the "Meeting") of Santa Barbara Restaurant Group, Inc. The Meeting will be held on August 6, 2001 at 1:00 p.m., Pacific Daylight Time, at Fess Parker's Doubletree Resort, 633 East Cabrillo Blvd., Santa Barbara, California.

    It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

    If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares and you present this power of attorney or proxy at the Meeting.

    The Company's management team looks forward to greeting you personally at the Meeting.

                      Sincerely,

                      Theodore Abajian
                      Chief Executive Officer

SANTA BARBARA RESTAURANT GROUP, INC.
3938 State Street, Suite 200
Santa Barbara, California 93105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
August 6, 2001

TO THE STOCKHOLDERS OF SANTA BARBARA RESTAURANT GROUP, INC.:

    The Annual Meeting of Stockholders (the "Meeting") of Santa Barbara Restaurant Group, Inc. (the "Company") will be held at Fess Parker's Doubletree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California, on August 6, 2001 at 1:00 p.m. Pacific Daylight Time, for the following purposes as more fully described in the accompanying Proxy Statement:

    (1)
    to elect seven (7) nominees to serve as directors until the next annual meeting of stockholders or until their successors are duly elected and qualified;

    (2)
    to approve an amendment to the Company's 1998 Stock Incentive Plan (the "1998 Plan") to increase the number of shares reserved for issuance under the 1998 Plan from Two Million (2,000,000) shares to Two Million Seven Hundred and Fifty Thousand (2,750,000) shares; and

    (3)
    to transact such other business as may properly come before the Meeting or any adjournment thereof.

    Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2000 Annual Report of the Company and a copy of our Form 10-Q for the first quarter of 2001 are also enclosed. Stockholders are encouraged to review the 10-Q in conjunction with their review of the Annual Report. Only stockholders of record at the close of business on June 27, 2001 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof. All stockholders are cordially invited to attend the Meeting in person.

                      Sincerely,

                      Hilary B. Burkemper
                       Corporate Secretary

July 11, 2001

    YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the Meeting may withdraw his or her proxy and vote personally on each matter brought before the Meeting. Stockholders attending the Meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the Meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

SANTA BARBARA RESTAURANT GROUP, INC.
3938 State Street, Suite 200
Santa Barbara, California 93105

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

    The enclosed proxy is solicited by the Board of Directors of Santa Barbara Restaurant Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on August 6, 2001 at 1:00 p.m., Pacific Daylight Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at Fess Parker's Doubletree Resort, 633 East Cabrillo Blvd., Santa Barbara, California.

    It is anticipated that such proxy, together with this Proxy Statement, will be first mailed on or about July 13, 2001, to all stockholders entitled to vote at the Meeting.

    The Company's corporate offices are located at 3938 State Street, Suite 200, Santa Barbara, California 93105, and its telephone number at that address is (805) 563-3644.

    All shares represented by each properly signed and returned proxy card in the accompanying form, unless revoked, will be voted at the Meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are marked on the proxy card, the shares will be voted in favor of the proposals described in this Proxy Statement. The accompanying proxy may be revoked by a stockholder at any time before it is voted, either by delivering a subsequent proxy or other written notice of revocation to the attention of the Corporate Secretary of the Company at 3839 State Street, Suite 200, Santa Barbara, California 93105 or by attending the Meeting and voting in person.

    The only outstanding voting securities of the Company are shares of its Common Stock, par value $.08 per share ("Common Stock"). Each stockholder of record at the close of business on June 27, 2001 is entitled to notice of and to vote at the Meeting and at any adjournment or adjournments thereof. On that date, there were 13,123,988 shares of Common Stock outstanding, with each share entitled to one vote. The presence, in person or by proxy, of a majority of the shares entitled to vote will constitute a quorum for the Meeting. Abstentions from voting, which may be specified on all matters except the election of directors, will be considered shares present and entitled to vote on a matter and, accordingly, will have the same effect as a vote against a matter. Broker non-votes are included in the determination of the number of shares present and voting; however, they are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Accordingly, broker non-votes are not counted as votes for or against the proposal.

    The Company will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the proxy card. Following the mailing of this Proxy Statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact, for which services such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of Common Stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates.

PROPOSAL ONE

ELECTION OF DIRECTORS

    Under its Bylaws, the Company may have not less than three and no more than ten directors. Terms of the members of the Board of Directors are for one-year periods.

    Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of Directors. Each nominee elected as a Director will continue in office until his or her successor has been elected or until his or her earlier death, resignation or retirement. The Board of Directors has proposed the following nominees for election as Directors with terms expiring in 2002:

  William P. Foley II, Charles Rolles, Frank P. Willey, Burt Sugarman,
  Andrew F. Puzder, Norman N. Habermann and Ronald B. Maggard

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Foley, Rolles, Willey, Sugarman, Puzder, Habermann and Maggard. In the event that a nominee of the Company is unable or declines to serve as a Director at the time of the Meeting, proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected any nominee will be unable or will decline to serve as a Director.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

    The principal occupation and certain other information about the nominees and other Directors whose terms of office continue after the Meeting is included in the following table:

Name	Occupation	Age	Director Since
William P. Foley, II	Chairman of the Board Santa Barbara Restaurant Group, Inc. Santa Barbara, California	54	1997
Andrew F. Puzder	Chief Executive Officer and President CKE Restaurants, Inc. Anaheim, California	50	1997
Charles Rolles	Founder of Chuck's Steakhouse restaurant chain and Real Estate Developer/Investor Hawaii and Colorado	66	1999
Burt Sugarman	Chairman of the Board, President and Chief Executive Officer Giant Group, Ltd. Beverly Hills, California	62	1999
Frank P. Willey	Vice Chairman of the Board Fidelity National Financial, Inc. Santa Barbara, California	47	1997
Norman N. Habermann	President Scobrett Associates Santa Barbara, California	68	N/A
Ronald B. Maggard	President Maggard Enterprises Riverside, California	52	N/A

    WILLIAM P. FOLEY, II became Chairman of the Board and a Director of the Company in July 1997. Mr. Foley has been Chairman of the Board, President (until December 1994) and Chief Executive Officer of Fidelity National Financial, Inc., a company engaged in title insurance and real estate related services since 1984. Mr. Foley is also the Chairman of the Board of CKE Restaurants, Inc., and served as its Chief Executive Officer from October 1994 until March 2000. He is also Chairman of the Board of Checkers Drive-In Restaurants, Inc. ("Checkers"), Co-Chairman of the Board of Micro General Corporation, and a member of the Boards of Directors of American National Financial, Inc., Fresh Foods, Inc., and Miravant Medical Technologies, Inc.

    ANDREW F. PUZDER became a Director of the Company in July 1997 and served as Chief Executive Officer and President from July 1997 to June 2000. Mr. Puzder has been Chief Executive Officer and President of CKE Restaurants, Inc. since September 2000 and Chief Executive Officer and President of Hardee's Food Systems, Inc. since June 2000. He also served as Executive Vice President and General Counsel of CKE Restaurants, Inc. from February 1997 to June 2000. From March 1994 to December 1994, he was a partner with the law firm of Straddling, Yocca, Carlson & Rauth. From September 1991 through March 1994, he was a partner with the law firm of Lewis, D'Amato, Brisbois & Bisgard, and prior to that, he was a partner with the Stolar Partnership from February 1984 through September 1991. Mr. Puzder also served as Executive Vice President and other capacities for Fidelity National Financial, Inc. from January 1995 to April 1997. Mr. Puzder is also a director of Fresh Foods, Inc., and Aspeon, Inc.

    CHARLES ROLLES became a Director of the Company in 1999. Mr. Rolles has been engaged in the business of real estate development for the past 30 years. In addition, Mr. Rolles was the founder of the 50 unit Chuck's Steakhouse chain. Mr. Rolles also served as a director of Liberty Bank from 1978 to 1990.

    BURT SUGARMAN became a Director of the Company in 1999. Mr. Sugarman has been the Chairman of the Board, President and Chief Executive Officer of Giant Group, Ltd. for the past five years and served as the Chief Executive Officer of Rally's Hamburgers, Inc. from 1990 and as the Chairman of the Board of Directors of Rally's from 1991, resigning from these offices in February 1994. Mr. Sugarman resumed the position of Chairman of the Board of Directors of Rally's Hamburgers, Inc. in November 1994 and resigned such office in October 1997. Mr. Sugarman is a Director of Giant Group, Ltd. and Checkers Drive-In Restaurants, Inc.

    FRANK P. WILLEY became a Director of the Company in July 1997. He is also the Vice Chairman of Fidelity National Financial, Inc. and has been a director since February 1984. He was the President of Fidelity National Financial, Inc. from January 1995 through March 2000 and General Counsel of Fidelity National Financial, Inc. from 1984 to January 1995. Mr. Willey also serves on the Boards of Directors of CKE Restaurants, Inc. and Ugly Duckling Holdings, Inc.

    NORMAN N. HABERMANN has been president of Scobrett Associates, a venture capital and consulting company, since 1981. He also is a non-executive Chairman of Fine Host Corporation, an institutional food service company serving stadiums, arenas, colleges and large businesses across the country. Previously, Mr. Habermann was president and CEO of The Restaurant Enterprises Group, Inc., an Irvine, California based company that owned and operated over 600 restaurants including the restaurant chains El Torito, Coco's, Carrows, Reuben's, Charley Brown's and Baxter's.

    RONALD B. MAGGARD has been president of Maggard Enterprises, a Newport Beach, California based company that owns 20 franchised Long John Silver Restaurants since 1972. Mr. Maggard is also the president of Midstate Distributing, a Miller Distributing Company, based in Lexington, Kentucky. Mr. Maggard also serves on the Board of Checkers Drive-In Restaurants, Inc.

Board Meetings and Committees

    The Board of Directors held a total of two formal meetings and acted by unanimous written consent four times during the fiscal year 2000. All directors attended 100% of the meetings of the Board of Directors with the exception of Mr. Sugarman who missed one meeting.

    The Board presently has an Audit Committee and a Compensation Committee. The Audit Committee, which consisted of Messrs. Willey, Sugarman and Rolles in 2000, met one time during 2000. The members of the Audit Committee are independent as defined in rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee meets independently with internal audit staff, representatives of the Company's independent auditors and representatives of senior management. The Audit Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee will be responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee will be responsible for recommending the engagement or discharge of the Company's independent auditors. The Board of Directors has adopted a written charter for the Audit Committee.

    The members of the Compensation Committee during fiscal 2000 consisted of Messrs. Willey and, through October 2000, C. Thomas Thompson, and currently consists of Messrs. Willey, Foley and Puzder. The Compensation Committee, either alone or in conjunction with other Board committees, reviews and reports to the Board on the salary, fee and benefit programs designed for senior management, officers and directors with a view to ensuring that the Company is attracting and retaining highly- qualified individuals through competitive salary, fee and benefit programs and encouraging continued extraordinary efforts through incentive rewards. The Compensation Committee acted by written consent three times during 2000.

    The Board of Directors does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

Director Compensation

    During fiscal 2000, the Company's non-employee directors received cash compensation in the amount of $1,000 for their attendance in person at Board meetings and $500 for their participation at Board meetings telephonically. Effective for fiscal 2001, non-employee Directors shall receive $2,500 for their attendance at each Board meeting and $1,000 for their attendance at each Committee Meeting, as well as a $10,000 annual retainer.

EXECUTIVE OFFICERS

    The executive officers of the Company as of the date of this Proxy Statement are set forth in the table below. Certain biographical information with respect to those executive officers follows the table.

Name	Occupation	Age	Employed Since
Theodore Abajian	President, Chief Executive Officer and Chief Financial Officer	37	1998
Peter Bedzyk	Executive Vice President of Operations of Company's subsidiary Timber Lodge Steakhouse, Inc.	50	1998
Kevin Osborn	President and Chief Executive Officer of Company's subsidiaries La Salsa, Inc. and Green Burrito, Inc.	45	1999

    THEODORE ABAJIAN was appointed President and Chief Executive Officer of the Company in November 2000. Previously, Mr. Abajian served as Executive Vice President and Chief Financial Officer

beginning in May 1998. In addition, from January 2000 to October 2000, Mr. Abajian served as Senior Vice President and Chief Financial Officer for Checkers Drive-In Restaurants, Inc. Prior to joining Santa Barbara Restaurant Group, Inc., Mr. Abajian served as the Chief Financial Officer of Star Buffet, Inc. since its formation in July 1997. Mr. Abajian also served as a director of Staceys Buffet, Inc. from October 1997 to February 1998. Mr. Abajian was the Vice President and Controller of Summit Family Restaurants Inc. from March 1994 to May 1998. From December 1983 to March 1994, he held several positions with Family Restaurants, Inc., including Director of Financial Analysis, Planning and Reporting for the family restaurant division, which included approximately 350 Carrows and Coco's restaurants.

    PETER BEDZYK has served as Executive Vice President of Operations of the Company's subsidiary Timber Lodge Steakhouse, Inc. ("Timber Lodge") since September 1998, the date Timber Lodge was acquired by the Company. Prior to the merger, Mr. Bedzyk was President and Chief Operating Officer of Timber Lodge from February 1997 and a director since May 1996. From June 1995 to February 1997, he served as Executive Vice President of Operations, and from 1991 to June 1995 Mr. Bedzyk was operations manager for Timber Lodge.

    KEVIN OSBORN was appointed President and Chief Executive Officer of both the Company's La Salsa, Inc. and Green Burrito, Inc. subsidiaries in July 1999. From August 1982 to July 1999, Mr. Osborn was employed by Taco Bueno in Carollton, Texas, spending 11 years as Regional Vice President of Operations.

PRINCIPAL STOCKHOLDERS

    As of June 30, 2001, based upon filings with the Securities and Exchange Commission, the following currently are beneficial owners of more than 5% of the Company's Common Stock other than as set forth in the "Security Ownership of Management" table below.

Name and Address	Number of Shares Owned	Number of Options/Warrants(1)	Total	Percent of Total
Fidelity National Financial, Inc 17911 Von Karman Avenue, Suite 300 Irvine, California 92614	4,727,765	1,969,994	6,697,759	44.4%
American National Financial, Inc 1111 E. Katella Avenue, Suite 200 Orange, California	656,453	0	656,453	5.0%

(1)
Represents shares subject to stock options or warrants that are exercisable on June 30, 2001 or become exercisable within 60 days of June 30, 2001.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership as of June 30, 2001, of the Common Stock of the Company by each director who owns shares, by the director nominees, all executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

Name and Address (1)	Number of Shares Owned		Number of Options/Warrants (2)	Total	Percent of Total
William P. Foley, II	1,681,700	(3)	500,000	2,181,700	16.0%
Andrew F. Puzder	10,000		325,000	335,000	2.5%
Peter Bedzyk	8,452		122,259	130,711	1.0%
Theodore Abajian	26,968		105,000	131,968	1.0%
Burt Sugarman	0		80,000	80,000	*
Charles Rolles	0		80,000	80,000	*
Kevin Osborn	4,740		58,334	63,074	*
Frank P. Willey	0		60,000	60,000	*
Norman N. Habermann	0		20,000	20,000	*
Ronald B. Maggard	0		20,000	20,000	*
All directors and officers (10 persons)	1,731,860		1,370,593	3,102,453	21.4%

*
Represents less than 1% of the Company's Common Stock.

(1)
The address of each stockholder listed is 3938 State Street, Suite 200, Santa Barbara, California 93105.

(2)
Represents shares subject to stock options or warrants that are exercisable on June 30, 2001 or become exercisable within 60 days of June 30, 2001.

(3)
Excluded from this amount are 4,727,765 shares and 1,969,994 options/warrants of the Company's Common Stock held by Fidelity National Financial, Inc., of which Mr. Foley is Chairman of the Board and Chief Executive Officer, and 656,453 shares of the Company's Common Stock held by American National Financial, Inc., of which Mr. Foley is a member of the Board of Directors.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table shows compensation paid by the Company and its subsidiaries to the named executive officers of the Company for all services in all capacities during the years indicated.

SUMMARY COMPENSATION

			Annual Compensation		Long-Term Compensation
Name and Principal Position(s)	Year	Salary ($)	Bonus ($)(1)	Other($)(2)	Securities Underlying Options (#)	All Other Compensation ($)(3)
Andrew F. Puzder (4) Chief Executive Officer	2000 1999 1998	12,500 25,000 0	0 0 0	0 0 0	175,000 150,000 210,000	0 0 0
Theodore Abajian (5) Chief Executive Officer	2000 1999 1998	179,375 125,000 83,333	60,000 40,000 34,000	8,400 9,000 6,000	282,500 10,000 50,000	618 515 410
Peter K. Bedzyk (6) Executive Vice President Timber Lodge Steakhouse	2000 1999 1998	124,696 115,000 32,333	34,359 52,806 6,500	6,000 6,000 2,000	137,500 15,000 40,000	1,120 490 150
Kevin Osborn (7) President & CEO La Salsa & Green Burrito	2000 1999	200,000 51,667	40,000 20,000	0 2,732	112,500 100,000	1,050 0
Andrew D. Simons (8) Senior Vice President & General Counsel	2000 1999	170,000 92,083	15,000 15,000	0 0	15,000 10,000	726 350

(1)
Bonus amounts were earned during the year indicated and were paid shortly thereafter.

(2)
Represents amounts paid as car allowance to executives.

(3)
All other compensation includes amounts paid on behalf of the executive for term life insurance.

(4)
Mr. Puzder became a Director in July 1997 and served as Chief Executive Officer from August 1997 through June 2000.

(5)
Mr. Abajian began his employment with the Company on May 1, 1998, as Chief Financial Officer, and was appointed Chief Executive Officer in November 2000. From January 1, 2000 to October 15, 2000, a total of $96,821 of the compensation shown for Mr. Abajian was charged to Checkers.

(6)
Mr. Bedzyk began his employment with the Company on September 1, 1998.

(7)
Mr. Osborn began his employment with the Company on July 12, 1999.

(8)
Mr. Simons' employment with the Company ended on March 27, 2001.

Officer and Director Loans

    Mr. Osborn, the President and CEO of the Company's subsidiaries La Salsa, Inc. and Green Burrito, Inc., has a loan outstanding to the Company. The loan bears interest at the rate of 8% per anum and his highest aggregate indebtedness to the Company under this loan during 2000 was $108,000.

Option Grants

    The following table provides information as to options to purchase Common Stock granted to the named individuals during 2000 pursuant to the Company's Stock Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

		% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Shares Underlying Options Granted
			Exercise Price Per Share	Expiration Date
					5%	10%
Andrew F. Puzder	150,000 25,000		$1.44 1.00	01/05/2010 10/25/2010	$135,841 15,722	$344,248 39,843

	175,000	17.1%
Theodore Abajian	20,000 262,500		$1.44 1.00	01/05/2010 10/25/2010	$18,112 165,084	$45,900 418,357

	282,500	27.6%+
Peter Bedzyk	25,000 112,500		$1.44 1.00	01/05/2010 10/25/2010	$22,640 70,751	$57,375 179,296

	137,500	13.5%
Kevin Osborn	112,500	11.0%	$1.00	10/25/2010	$70,751	$179,296

(1)
In accordance with the rules and regulations of the Securities and Exchange Commission, such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company's estimate or projection of future Common Stock prices, and no assurance can be given that the rates of annual compound stock appreciation assumed will be achieved.

Option Exercises and Fiscal Year-End Values

    The following table summarizes information regarding exercises of stock options by the named individuals during 2000 and unexercised options held by them as of December 28, 2000.

AGGREGATED OPTION/SAR EXERCISES
IN FISCAL YEAR 2000 AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 28, 2000
					Value of Unexercised In-the-Money Options at December 28, 2000 (1)
	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Andrew F. Puzder	0	0	325,000	0	$6,250	$ 0
Theodore Abajian	0	0	30,000	262,500	0	65,625
Peter Bedzyk	0	0	97,259	112,500	0	28,125
Kevin Osborn	0	0	33,334	179,166	0	28,125

(1)
Market value of underlying securities at year-end minus the exercise price of "in-the-money" options. The closing sale price for the Company's Common Stock as of December 28, 2000 on the NASDAQ National Market was $1.25.

Employment Contracts

    The Company has not entered into any employment contracts.

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee consisted of Messrs. Willey and, through October 2000, C. Thomas Thompson. During fiscal 2000, no member of the Compensation Committee was a former or current officer or employee of the Company or any of its subsidiaries. In addition, during that year, no executive officer of the Company served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Compensation Committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on the Board of Directors.

No Incorporation by Reference

    Notwithstanding anything to the contrary set forth in the Company's previous filings under the securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee, Report of the Audit Committee and the Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

    The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Compensation Committee evaluates the performance of the executive officers and determines their compensation levels, in terms of salary, annual bonus and related benefits, all subject to Board approval. The Compensation Committee has access to independent compensation data for use in assessing levels of compensation for officers of the Company.

Compensation Philosophy

    The Company's executive compensation programs are designed to (i) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the stockholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions; and (iii) provide compensation opportunities which are competitive to those offered by other corporations similar in size and performance. Although the exact identity of the corporations surveyed varies, these generally include corporations equal to or larger than the Company. The Compensation Committee believes that the components of executive compensation should include base salary, annual cash bonus, stock option grants and other benefits and should be linked to individual and Company performance. With regard to the Company's performance, the measures used for determining appropriate levels of compensation for executive officers include the Company's national market share, net margin, quality of service, meeting strategic goals within the current economic climate and industry environment, scope of responsibilities, expansion by acquisition or otherwise, and profit retention and profitability, all of which combine to enhance stockholder value.

    The Committee approves the salary and bonus levels for key employees, including Mr. Abajian. The Compensation Committee then makes recommendations with respect to the compensation to the entire Board of Directors for its approval.

Compensation of the Chief Executive Officer for Fiscal 2000

    Mr. Abajian's compensation for fiscal 2000 was determined pursuant to negotiations between Mr. Abajian and the Board and approved by the Compensation Committee and the Board of Directors. Mr. Abajian was paid a minimum base annual salary, which may be reviewed and increased at the discretion of the Compensation Committee to reflect matters including cost of living increases and performance results. The Compensation Committee determined this salary based upon his personal performance, the salary levels in effect for comparable positions with the Company's principal competitors, and the Company's financial performance relative to such competitors. Mr. Abajian also received a cash bonus, which was determined by the Compensation Committee based upon his achievement of targeted performance levels established at the start of each fiscal year and on the basis of Mr. Abajian's duties and areas of responsibility. Mr. Abajian received stock options in 2000 totaling 282,500 shares of Common Stock. Of these options, 20,000 shares vested upon date of grant and the remaining 262,500 vest in accordance with varying schedules as determined by the Compensation Committee on the date of grant.

Compensation of Other Executives for Fiscal 2000

    The decision of the Compensation Committee with respect to the base salary for the other executive officers was subjective and was made after consideration of the performance of the executive in his particular area of responsibility, the executive's contribution to the Company's overall management team and an assessment of the future contributions the executive should be able to make to the Company.

Stock Option Grants

    As indicated above, an important element of the Company's compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company's stockholders. The purpose of the Company's Stock Incentive Plans is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company's long-term performance. Consistent with these objectives, the Compensation Committee granted options to executive officers for their performance in 2000.

    Corporate Deduction for Compensation.  Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. The Company's policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid to executive officers. However, while the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of the Company's overall compensation philosophy. Accordingly, the Company will to authorize the payment of non-deductible compensation if it deems that it is consistent with its compensation philosophy and in the best interests of the Company and its stockholders.

May 29, 2001

                      The Compensation Committee

                      William P. Foley, II
                      Andrew F. Puzder
                      Frank P. Willey

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors submits the following report on the performance of certain of its responsibilities for the year 2000. The Audit Committee is currently composed of three independent directors, including Messrs. Willey, Sugarman and Rolles. The Charter of the Audit Committee was adopted by the Board of Directors in its present form effective as of May 2001.

    Management of the Company has primary responsibility for the financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States. This audit serves as a basis for the auditors' opinion in the annual report to stockholders addressing whether the financial statements fairly present the Company's financial position, results of operations and cash flows. The Audit Committee's responsibility is to monitor and oversee these processes.

    In reviewing the independence of the Company's outside auditors, the Committee has received from KPMG the written disclosures and letter regarding relationships between KPMG and its related entities and the Company and its related entities and has discussed with KPMG its independence from the Company, as required by Independence Standards Board Standard No. 1.

    In fulfilling its responsibilities relating to the Company's internal control, accounting and financial reporting policies and auditing practices, the Committee has reviewed and discussed with management and KPMG the Company's audited financial statements for 2000. In this connection, the Committee has discussed with KPMG its judgments about the quality, in addition to the acceptability, of the Company's accounting principles as applied in its financial reporting, as required by Statement on Auditing Standards No. 61. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 28, 2000, for filing with the Securities and Exchange Commission.

                      The Audit Committee

                      Frank P. Willey
                      Burt Sugarman
                      Charles Rolles

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock with the cumulative total return on the S&P 500 Index and against the cumulative total return of a peer group index, the Restaurants 500 Index for the five-year period ending December 28, 2000. The peer group comparison has been weighted based on the Company's stock market capitalization. The graph assumes an initial investment of $100.00 on January 1, 1996, with dividends reinvested over the periods indicated.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG SANTA BARBARA
RESTAURANT GROUP, INC., THE S&P 500 INDEX AND RESTAURANTS 500 INDEX

Certain Relationships and Related Transactions

General

    The company believes that the transactions hereunder were the result of arm's-length negotiations, and the terms of each such transaction was no less favorable to the Company as would have been available from an unaffiliated third party. The transactions discussed below were negotiated either (i) before the parties became affiliates; (ii) after the parties ceased to be affiliates; or (iii) by a majority of the disinterested members of the Company's Board of Directors. Furthermore, it is the policy of the Company that a majority of the disinterested members of the Company's Board of Directors must approve related-party transactions.

CKE Restaurants, Inc.

    The Company and CKE share certain directors. The Company is a party to an agreement with CKE pursuant to which CKE provided the Company with certain general and administrative support, a substantial portion of which related to the Company's JB's Restaurants, Inc. subsidiary which was sold in November 2000. In fiscal 2000, the Company incurred costs of $438,000 for such services.

    As of December 28, 2000, there were 216 Carl's Jr./Green Burrito restaurants in operation in California, Arizona, Oregon, Nevada, Oklahoma, Kansas and Mexico. For the fiscal year ended December 28, 2000, the Company recognized franchise revenues generated from CKE dual-concept franchise stores of approximately $711,000 and had receivable balances of $58,000 related to royalty and franchise fee payments due from CKE.

Fidelity National Financial, Inc.

    The Company and Fidelity National Financial, Inc. ("Fidelity") share certain officers and directors. In conjunction with the La Salsa acquisition on July 15, 1999, 500,000 warrants to purchase the Company's stock at prices ranging from $7.00 to $7.50, held by Fidelity were cancelled and reissued by the Company to the selling shareholders of La Salsa Holding, Inc. Fidelity presently owns approximately 4.7 million shares of the Company's stock and holds warrants to acquire an additional 1,969,994 shares of the Company's common stock.

    During November and December, 2000, the Company entered into equipment lease financing transactions with Fidelity for certain equipment for Timber Lodge Steakhouse, Inc., costing $1.2 million. Under the agreements between the parties, the Company makes monthly payments of approximately $40,000.

Checkers Drive-In Restaurants, Inc.

    The Company and Checkers share certain directors, and until September 2000, certain officers. During fiscal 2000 and 1999, the Company received $322,655 and $104,408, respectively, from Checkers for compensation payments made by the Company to certain officers on behalf of Checkers.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE SANTA BARBARA RESTAURANT GROUP, INC.
1998 STOCK INCENTIVE PLAN

    The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the Santa Barbara Restaurant Group, Inc. 1998 Stock Incentive Plan (the "1998 Plan" or the "Plan") to increase the number of shares of Common Stock which may be granted under the 1998 Plan from an aggregate of Two Million (2,000,000) shares of the Company's Common Stock to Two Million Seven Hundred and Fifty Thousand (2,750,000) shares. The issuance of the newly authorized shares of Common Stock as stock options will, upon exercise by the holder, have a dilutive effect on the Company's outstanding shares of Common Stock.

Vote Required for Approval of the Amendment

    Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Meeting is required to approve the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT
THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL

Reasons for the Amendment

    The purpose of the 1998 Plan is to attract and retain executives and certain other employees and to secure for the Company the benefit the incentive inherent in equity ownership by employees and others who are responsible for the continuing growth and success of the Company. The Company believes that equity based compensation arrangements such as stock options enhance the Company's ability to attract and retain key technical and management personnel who can make significant contributions to its future success.

    The Company has considered prevailing compensation practices in the industry in which it competes for these people and particularly compensation and benefits being offered by companies engaged in recruitment efforts affecting both the companies' personnel and those employment candidates which the Company itself from time to time seeks to recruit. On the basis of these considerations, the Company believes that stock options are an important compensation element, particularly during periods such as those recently experienced when there is increased competition for attracting and retaining key management and technical resources. Moreover, this form of compensation closely aligns employees' interests in the Company's success and growth with similar interests of the Company's Stockholders.

    As of the date of this proxy statement, options have been granted under the 1998 Plan to purchase One Million Seven Hundred Sixty Eight Thousand (1,768,000) shares of Common Stock, and zero options have been exercised. Two Hundred and Thirty Two Thousand (232,000) shares are currently available for future grants.

    Because the 1998 Plan is an important component of the Company's competitive compensation package, the Board of Directors believes that the 1998 Plan should be amended so that there is a sufficient number of shares available for future grants.

    The following description summarizes certain provisions of the 1998 Plan. This description is subject to and is qualified in its entirety by the full text of the 1998 Plan, a copy of which is attached hereto as Appendix A, and the defined terms used therein.

General Description

    In February 1998 the Board adopted, and in September 1998 the Stockholders approved, the 1998 Plan. An aggregate of One Million (1,000,000) shares of the Company's Common Stock were originally reserved for issuance under the 1998 Plan and made available for grants, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of the Company. In April 1999 the Board approved, and in August 1999 the Stockholders approved, an amendment to the 1998 Plan increasing the number of shares of the Company's Common Stock reserved for issuance thereunder from One Million (1,000,000) shares to Two Million (2,000,000) shares.

    The Board of Directors, or a committee consisting of two or more members of the Board of Directors, administers the 1998 Plan (the "Administrator"). The Administrator has the full power and authority to interpret the Plan, select the recipients of options and purchase rights, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the 1998 Plan, and adopt, amend and rescind rules relating to the 1998 Plan.

Amendment and Termination of the Plan

    The Board of Directors may from time to time alter, amend, suspend or terminate the 1998 Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option, nonqualified option or restricted share theretofore granted to such person without his or her consent. Unless previously terminated by the Board of Directors, the 1998 Plan will terminate on April 14, 2008.

Eligibility

    Incentive Options.  Officers and other key employees of the Company (including directors if they also are employees of the Company), as may be determined by the Administrator, who qualify for incentive options under the Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options or restricted shares if the Administrator so determines.

    Nonqualified Options or Restricted Shares.  Officers and other key employees of the Company, any member of the Board of Directors, whether or not he or she is employed by the Company, or consultants, business associates or others with important business relationships with the Company will be eligible to receive nonqualified options or restricted shares. An individual who has been granted a nonqualified option or who has received restricted shares may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options or restricted shares if the Administrator so determines.

Terms and Conditions of Options and Restricted Shares

    Exercise and Purchase Price.  The exercise price of the shares of common stock covered by each nonqualified option granted and the purchase price of restricted shares under the Plan shall be determined by the Administrator; provided, that the exercise price of the shares of common stock covered by each incentive option granted under the Plan shall not be less than the fair market value of such shares on the date on which the incentive option is granted; and provided further, that the exercise price with respect to incentive options shall not be less than 110% of the fair market value if the person to whom shares are granted owns 10% or more of the outstanding stock of the Company. Such fair market value shall, if the common stock is not listed or admitted to trading on a stock exchange or the NASDAQ SmallCap Market, be the average of the closing bid price and asked price of the common stock in the over-the-counter market on the date the incentive option or nonqualified option is granted or restricted share is offered, or if the common stock is then listed or admitted to trading on any stock exchange or on the NASDAQ SmallCap Market, the closing sale price on such date on the principal stock exchange or national market system on which the common stock is then listed or admitted to trading, or if no sale takes place on any such day on such principal exchange or national market system, then the closing sale price of the common stock on such exchange or national market system on the next preceding day on which a sale occurred. During such times as no market price is available, the fair market value of the common stock shall be determined by the Administrator, which shall consider, among other facts that it considers to be relevant, the book value of the common stock and the earnings of the Company. The exercise price or the purchase price, as the case may be, shall be subject to the anti-dilution provisions of the 1998 Plan.

    Payment.  Payment for shares upon exercise of an option or upon issuance of restricted shares must be made in full at the time of exercise, or issuance with respect to restricted shares. The consideration payable upon exercise of an option shall, at the discretion of the Administrator, be paid: (i) in United States dollars payable in cash, check, or bank draft; (ii) subject to any legal restrictions on the acquisition or purchase of its shares by the Company, by the delivery of shares of common stock which shall be deemed to have a value to the Company equal to the aggregate fair market value of such shares determined at the date of such exercise; (iii) by the issuance of a promissory note in a form acceptable to the Administrator; (iv) by cancellation of indebtedness by the Company to the optionee; (v) by waiver of compensation due or accrued to the optionee for services rendered; (vi) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an

"NASD Dealer") whereby the optionee irrevocably elects to exercise his option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (vii) provided that a public market for the Company's stock exists, through a "margin" commitment from the optionee and a NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (viii) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law, all as the Administrator shall in its discretion determine. The consideration payable upon purchase of restricted shares shall, at the discretion of the Administrator, be paid by any of the methods set forth in clauses (i), (iii), (iv), or (v) above or any combination of such methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

    Term of Options.  The term of each option granted under the Plan is determined by the Administrator at the time the option is granted; provided, however, that no option granted under the Plan may have a term in excess of ten years; and provided further, that incentive options shall expire within a period of not more than five years if granted to a person who is the beneficial owner of 10% or more of the outstanding stock of the Company.

    Termination of Employment.  In the event that an optionee who is an employee of the Company shall cease to be employed by the Company for any reason, including, without limitation, as a result of his or her death or disability, (i) all incentive and nonqualified options granted to any such optionee pursuant to the Plan which are not exercisable at the date of such cessation shall terminate immediately and become void and of no effect, (ii) all incentive options granted to any such optionee pursuant to the Plan which are exercisable at the date of cessation may be exercised at any time within such period to be determined by the Administrator at the time of grant (which in the case of death or a disability may be a different period), but in any event no later than the date of expiration of the incentive option period, and if not so exercised within such time shall become void and of no effect at the end of such time; provided, however, that if any such incentive option is in fact exercised at any time after three (3) months following the date of such cessation (or one year in the case of death or disability), such option shall be a nonqualified option and not an incentive option and (iii) all nonqualified options granted to any such optionee pursuant to the Plan which are exercisable at the date of such cessation may be exercised at any time within such period to be determined by the Administrator at the time of grant, but in any event no later than the date of expiration of the nonqualified option period, and if not so exercised within such time shall become void and of no effect at the end of such time.

    Limitation on Incentive Options.  To the extent the aggregate fair market value of the shares of common stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such stock options representing such excess shall be nonqualified stock options.

    Continuance of Employment.  Neither the Plan nor the granting of any incentive option, nonqualified option or restricted share under the Plan imposes any obligation on the Company to continue the employment of any optionee or offeree.

    No Obligation to Exercise Option or Issue Restricted Shares.  Neither the granting of an incentive option or nonqualified option nor the offer of a restricted share under the Plan shall impose any obligation upon the optionee to exercise such an incentive option or nonqualified option or upon the offeree to purchase such restricted shares.

    Withholding.  The Company has the power to withhold, or require an optionee or offeree to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any incentive option or nonqualified option exercised or restricted shares issued. To the extent permissible under applicable tax, securities and other laws, the Administrator may permit the optionee or offeree to satisfy an obligation to pay any such tax, up to an amount determined on the basis of the highest marginal tax rate applicable to such optionee or offeree, in whole or in part, by (i) directing the Company to apply shares of common stock to which the optionee or offeree is entitled as a result of the exercise of an incentive option or nonqualified option or as a result of the lapse of restrictions on restricted shares or (ii) delivering to the Company shares of common stock owned by the optionee or offeree.

Adjustment Upon Changes of Capitalization and Reorganizations

    In the event that the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation, or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%) or other change in the corporate structure of the Company while the 1998 Plan is in effect, appropriate adjustments shall be made by the Board of Directors to the aggregate number and kind of shares subject to the 1998 Plan, and the number and kind of shares and the price per share subject to outstanding incentive options, nonqualified options and restricted shares in order to preserve, but not to increase, the benefits to persons then holding incentive options, nonqualified options or restricted shares.

    In the event that the Company at any time proposes to sell substantially all of its assets, merge into consolidate with or to enter into any other reorganization in which the Company is not the surviving corporation or if the Company is the surviving corporation and the ownership of the outstanding capital stock of the Company following the transaction changes by 50% or more as a result of such transaction, the 1998 Plan and all unexercised incentive options or nonqualified options granted thereunder and all offers to purchase restricted shares shall terminate, unless provision is made in writing in connection with such transaction for (i) the continuance of the 1998 Plan and for the assumption of incentive options and nonqualified options theretofore granted, and all outstanding offers to purchase restricted shares, or the substitution for such incentive options, nonqualified options and offers to purchase restricted shares of new options covering, and new offers to purchase, shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the 1998 Plan and the incentive options, nonqualified options and offers to purchase restricted shares theretofore granted or the new incentive options, nonqualified options and new offers to purchase restricted shares substituted therefore, shall continue in the manner and under the terms so provided or (ii) the substitution for the 1998 Plan and all outstanding incentive options and nonqualified options of a program or plan to provide rights to the holders of such options to receive on exercise of such rights, the type and amount of consideration they would have received had they exercised all options prior to such transaction and less the aggregate exercise price of such options (which rights shall vest and be generally subject to the terms of such options in the case of unvested options). If such provision is not made in such transaction, then the Administrator shall cause written notice of the proposed transaction to be given to the persons holding incentive options, nonqualified options or rights of purchase not less than thirty (30) days prior to the anticipated effective date of the proposed transaction, and all incentive options, nonqualified options and rights of purchase shall be accelerated and, concurrent with the effective date of the proposed transaction, such persons shall have the right to exercise incentive options, nonqualified options and accept rights of purchase with respect to any or all shares then subject thereto. The Administrator shall have the right, with respect to any specific incentive option, nonqualified option or rights of purchase granted under the 1998 Plan, to provide that all incentive options, nonqualified options, or rights of purchase shall be accelerated in any event upon the effective date of the proposed transaction.

Summary of Federal Income Tax Consequences

    The following is a summary of all material United States federal income tax consequences of participation in the 1998 Plan. The summary is a summary only. Federal tax laws are complex and subject to change. Moreover, participation in the 1998 Plan may also have consequences under state and local tax laws which may vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

    Incentive Stock Options.  No taxable income will be recognized by an optionee under the 1998 Plan upon either the grant or the exercise of an incentive option. Instead a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As is discussed below, the exercise of an incentive option also may result in items of "tax preference" for purposes of the "alternative minimum tax."

    If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize either mid-term or long-term capital gain or loss (depending upon whether the shares were held more than 12 or more than 18 months after exercise) at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year or two-year period described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term, mid-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year but less than 18 months for mid-term capital gains and more than 18 months for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of the disqualifying disposition.

    If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purpose of determining whether a "disqualifying disposition" has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon an optionee's death, a mere pledge or hypothecation, or a transfer into the name of the optionee and another person as joint tenants.

    Section 55 of the Internal Revenue Code of 1986 imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale. For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise. The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes. If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

    An optionee who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee's regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has a regular tax liability.

    Under the 1998 Plan, the Board of Directors may permit an optionee to pay the exercise price of an incentive option by delivering shares of common stock of the Company already owned by the optionee, valued at the fair market value on the date of exercise. Generally, if the exercise price of an incentive option is paid with already-owned shares or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged. A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange. In such event, the exchange will be treated as a disqualifying disposition of such shares and will result in the recognition of income to the optionee, in accordance with the rules described above for disqualifying dispositions. If this special rule does not apply, then the new shares received by the optionee upon the exercise of the option equal in number to the old shares exchanged will have the same tax basis and holding period for capital gain purposes as the optionee's basis and holding period in the old shares. The balance of the shares received by the optionee upon exercise of the option will have a tax basis equal to any cash paid by the optionee, and if no cash was paid, the tax basis of such shares will be zero. The holding period of the additional shares for capital gain purposes will commence on the date of exercise. The holding period for purposes of the one-year and two-year period described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive option. If any of the shares subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as being transferred first.

    Nonqualified Stock Options.  No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income by the amount which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. The income recognized by an optionee who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are satisfied.

    If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of common stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise.

    Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term, mid-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year but less than 18 months for mid-term capital gains and more than 18 months for long-term capital gains).

INFORMATION CONCERNING AUDITORS

    The Board has selected the accounting firm of KPMG LLP ("KPMG") to audit the Company's financial statements for, and otherwise act as the Company's independent auditors with respect to, the fiscal year ending December 28, 2001. KPMG or its predecessors has continuously acted as independent auditors for the Company in respect of its fiscal years commencing with the fiscal year ended December 28, 1998. Representatives of KMPG are expected to be present at the Meeting, and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    The Company incurred the following fees for audit and other services performed by KPMG with respect to fiscal 2000:

Audit Fees for consolidated financial statements	$125,569
Financial Information, Systems Design and Implementation Fees	0
All Other Fees:
Audits of separate financial statements of subsidiaries	22,500
Other	16,600

$164,669

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of their ownership, and changes in ownership, of such securities with the SEC. Executive officers and directors are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16 and the Company is required to report in this Proxy Statement any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal year 2000. Based solely upon a review of the copies of the reports received by it, the Company believes that all such filing requirements were satisfied.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Any proposal that a stockholder wishes to be considered for inclusion in the Proxy and Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2002 must be received by the Company no later than March 8, 2002. Any other proposal that a stockholder wishes to bring before the 2002 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials must also be received by the Company no later than March 8, 2002. All proposals must comply with the applicable requirements or conditions established by the Securities and Exchange Commission and Article I, Sections 9 and 10 of the Company's Bylaws, which requires, among other things, certain information to be provided in connection with the submission of stockholder proposals. All proposals must be directed to the Secretary of the Company at 3938 State Street, Suite 200, Santa Barbara, California 93105. All proposals received by the Company after March 8, 2002 will be considered untimely. The persons designated as proxies by the Company in connection with the 2002 Annual Meeting of Stockholders will have discretionary voting authority with respect to any stockholder proposal for which the Company does not receive timely notice.

OTHER MATTERS

    Management is not aware of any other matters to come before the Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

AVAILABLE INFORMATION

    The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 28, 2000 (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any stockholder to Santa Barbara Restaurant Group, Inc., 3938 State Street, Suite 200, Santa Barbara, California 93105, Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                      By Order of the Board of Directors

                      Hilary B. Burkemper
                       Corporate Secretary

July 11, 2001

APPENDIX A

SANTA BARBARA RESTAURANT GROUP
1998 STOCK INCENTIVE PLAN

    This 1998 STOCK INCENTIVE PLAN (the "Plan") is hereby established by SANTA BARBARA RESTAURANT GROUP, a Delaware corporation (the "Company") and adopted by its Board of Directors as of the fifteenth (15th) day of April, 1998 (the "Effective Date"), and as amended on March 2, 2001.

ARTICLE 1.

PURPOSES OF THE PLAN

    1.1 Purposes. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS

    For purposes of this Plan, the following terms shall have the meanings indicated:

  2.1
  Administrator. "Administrator" means the Board, or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

  2.2
  Affiliated Company. "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

  2.3
  Board. "Board" means the Board of Directors of the Company.

  2.4
  Change in Control. "Change in Control" shall have the meaning ascribed thereto in Section 8.1.

  2.5
  Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  2.6
  Committee. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set froth in Section 7.1 hereof.

  2.7
  Common Stock. "Common Stock" means the Common Stock, par value $0.08 per share, of the Company, subject to adjustment pursuant to Section 4.2 hereof.

  2.8
  Disability. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

  2.9
  Effective Date. "Effective Date" means the date on which the Plan adopted by the Board, as set forth on the first page hereof.

  2.10
  Exercise Price. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

  2.11
  Fair Market Value. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

      (a) If the Common Stock is then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such NASDAQ market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such NASDAQ market system or such exchange on the next preceding day for which a closing sale price is reported.

      (b) If the Common Stock is not then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

      (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

  2.12
  Incentive Option. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

  2.13
  Incentive Option Agreement. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

  2.14
  NASD Dealer. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

  2.15
  Nonqualified Option. "Nonqualified Option" means any option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limitations applicable to 5.6 below, it shall to that extent constitute a Nonqualified Option.

  2.16
  Nonqualified Option Agreement. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

  2.17
  Offeree. "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

  2.18
  Option. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

  2.19
  Option Agreement. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

  2.20
  Optionee. "Optionee" means a Participant who holds an Option.

  2.21
  Participant. "Participant" means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

  2.22
  Purchase Price. "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

  2.23
  Restricted Stock. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions established pursuant to such Article 6.

  2.24
  Right to Purchase. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

  2.25
  Service Provider. "Service Provider" means a consultant or other person or entity who provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

  2.26
  Stock Purchase Agreement. "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

  2.27
  10% Shareholder. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3.

ELIGIBILITY

    3.1 Incentive Options. Officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

    3.2 Nonqualified Options and Rights to Purchase. Officers and other key employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.

    3.2 Limitation on Shares. In no event shall any Participant be granted Options or Rights to Purchase in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds two hundred fifty thousand (250,000) shares.

ARTICLE 4.

PLAN SHARES

    4.1 Shares Subject to the Plan. A total of two million (2,000,000) shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are required by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

    4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.

OPTIONS

    5.1 Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

    5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 85% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

    5.3 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

    5.4 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

    5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator; provided, however, in no event shall any Option vest as to less than 20% of the shares represented thereby in each of the five years following grant until such Option is fully vested.

    5.6 Annual Limit on Incentive Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this plan and any other Plan of the Company or any Affiliated Company become exercisable for the first time by an Option during any calendar year, exceed $100,000.

    5.7 Nontransferability of Options. No Options shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee; provided, however, that, in the discretion of the Administrator, an Option may be assigned or transferred in any manner which an such option is permitted to be assigned or transferred under the Code.

    5.8 Rights as Shareholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchases upon such exercise have been issued to such person.

    5.9 Company's Repurchase Right. In the event of termination of a Participant's employment or service as a director of the Company for any reason whatsoever (including death or disability), the Option Agreement may provide, in the discretion of the Administrator, that the Company, or its assignee, shall have the right, exercisable at the discretion of the Administrator, to repurchase shares of Common Stock acquired pursuant to the exercise of an Option at any time prior to the consummation of the Company's initial public offering of securities in an offering registered under the Securities Act of 1933, as amended, and at the price equal to the Fair Market Value per share of Common Stock (determined in accordance with Section 2.11 hereof) as of the date of termination of Optionee's employment. The repurchase right provided in this Section 5.9 shall terminate and be of no further force or effect following the consummation of an underwritten public offering of the Company's Common Stock. In any event, the right to repurchase must be exercised within ninety (90) days of the termination of the Participant's employment and may be paid by the Company, or its assignee, by cash, check, or cancellation of indebtedness.

    5.10 Restrictions on Underlying Shares of Common Stock. Shares of Common Stock issued pursuant to the exercise of an Option may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Option Agreement.

ARTICLE 6.

RIGHTS TO PURCHASE

    6.1 Nature of Right to Purchase. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objective.

    6.2 Acceptance of Right to Purchase. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of the Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

    6.3 Payment of Purchase Price. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Offeree's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

    6.4 Rights as a Shareholder. Upon complying with the provisions of Section 6.2 hereof, an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested and are no longer subject to any repurchase rights or restrictions on transfer in accordance with the terms of the Stock Purchase Agreement.

    6.5 Restrictions and Repurchase Rights. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company, or its assignees, shall have the right, exercisable at the discretion of the Administrator, to repurchase any shares of Restricted Stock which are unvested at the original Purchase Price and shares of Restricted Stock which are vested at a price that is equal to the Fair Market Value per share of Restricted Stock (determined in accordance with Section 2.11 hereof) as of the date of termination of Participant's employment. The repurchase right provided in this Section 6.5 shall terminate and be of no further force or effect following the consummation of an underwritten public offering of the Company's Common Stock.

    In any event, the right to repurchase upon termination of Participant's employment must be exercised within ninety (90) days of the termination of employment and may be paid by the Company, or its assignee, by cash, check, or cancellation of indebtedness.

    6.6 Vesting of Restricted Stock. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

    6.7 Dividends. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

    6.8 Nonassignability of Rights. No Participant's Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

ARTICLE 7.

ADMINISTRATION OF THE PLAN

    7.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board.

    7.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator or elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Options Agreements and Stock Purchase Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or Right to Purchase and to release, waive, or assign any repurchase rights of the Company with respect to Restricted stock or shares issued pursuant to the exercise of an Option; (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an option or Right to Purchase or in furtherance of the powers provided for herein; (k) to assign any of the Company's rights to repurchase shares of Common Stock, with or without any consideration for the assignment; and (l) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent no contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

    7.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

ARTICLE 8.

CHANGE IN CONTROL

    8.1 Change in Control. In the event that the Company at any time proposes to enter into any transaction approved by the Board to sell substantially all of its assets or merge or consolidate with any other entity as a result of which either the Company is not the surviving corporation or the Company is the surviving corporation and the ownership of the voting power of the Company's capital stock changes by more than 50% as a result of such transaction, or in the event of a "Recommended Share Purchase Offer" (as defined below) (a "Change in Control"), the time period relating to the exercise or realization of all outstanding Options, Rights to Purchase and Restricted Stock shall automatically accelerate immediately prior to the consummation of such Change in Control, unless the Administrator, in its discretion, shall specifically determine to the contrary with respect to all outstanding Options, Rights to Purchase and Restricted Stock. In addition, in the event of a Change in Control of the Company, with respect to Options and Rights to Purchase, the Administrator may, in its discretion, at the time any Option or Right to Purchase is granted, or at any time thereafter, take one or more of the following actions: (i) provide for the purchase or exchange of each Option or Right to Purchase for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Participant would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Right to Purchase and the Option or Right to Purchase been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price of such Option or the Purchase Price under such Right to Purchase; (ii) adjust the terms of the Options and Rights to Purchase in a manner determined by the Administrator to reflect the Change in Control; (iii) cause the Options and Rights to Purchase to be assumed, or new rights substituted therefore, by another entity, through the continuance of the Plan and the assumption of outstanding Options and Rights to Purchase, or the substitution for such Options and Rights to Purchase of new options and rights to purchase of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options and Rights to Purchase, or the new options and rights to purchase substituted therefore, shall continue in the manner and under the terms so provided; or (iv) make such other provision as the Administrator may consider equitable. If the Administrator does not take any of the foregoing actions, all Options and Rights to Purchase shall terminate upon the consummation of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction. For purposes of this Section 8.1, a "Recommended Share Purchase Offer" shall be a transaction in which an offer is made to purchase outstanding securities of the Company constituting more than 50% of the voting power of the Company's capital stock, which offer is recommended to the Company's securityholders by the Company's Board.

ARTICLE 9.

AMENDMENT AND TERMINATION OF THE PLAN

    9.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

    9.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights of Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 10.

TAX WITHHOLDING

    10.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extend permissible under applicable tax, securities or other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 11

MISCELLANEOUS

    11.1 Benefits not Assignable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

    11.2 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

    11.3. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

PROXY

SANTA BARBARA RESTAURANT GROUP, INC.
3938 State Street, Suite 200
Santa Barbara, California 93105
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Ted Abajian and Hilary Burkemper, or either or them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Santa Barbara Restaurant Group, Inc. held of record by the undersigned on June 27, 2001 at the Annual Meeting of Stockholders to be held on August 6, 2001 or any adjournment thereof.

1.	To elect the Board of Directors for a one year term.	/ / FOR the nominees listed below (except as marked to the contrary below).	/ / WITHHOLD AUTHORITY to vote for the nominees listed below.

(INSTRUCTION: to withhold authority to vote for an individual nominee, strike a line through the nominee's name below)

William P. Foley II, Charles Rolles, Frank P. Willey, Burt Sugarman,
Andrew F. Puzder, Norman N. Habermann and Ronald B. Maggard

2.
To approve an amendment to the Company's 1998 Stock Option Plan (the "1998 Plan") to increase the number of shares reserved for issuance under the 1998 Plan from Two Million (2,000,000) shares to Two Million Seven Hundred Fifty Thousand (2,750,000) shares.

/ / FOR the amendment      / / AGAINST the amendment      / / ABSTAIN

3.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY NOMINEES AND FOR ALL PROPOSALS.

Dated: ________________________, 2001
(Signature)
(Signature)
Please date and sign exactly as name(s) appear below. When shares are held by more than one owner, all should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE STOCKHOLDER.
PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE
IF MAILED IN THE UNITED STATES.

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PROPOSAL ONE ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
PRINCIPAL STOCKHOLDERS
SECURITY OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2000 AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG SANTA BARBARA RESTAURANT GROUP, INC., THE S&P 500 INDEX AND RESTAURANTS 500 INDEX
PROPOSAL TWO APPROVAL OF AMENDMENT TO THE SANTA BARBARA RESTAURANT GROUP, INC. 1998 STOCK INCENTIVE PLAN
INFORMATION CONCERNING AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
OTHER MATTERS
AVAILABLE INFORMATION
APPENDIX A SANTA BARBARA RESTAURANT GROUP 1998 STOCK INCENTIVE PLAN
ARTICLE 1. PURPOSES OF THE PLAN
ARTICLE 2. DEFINITIONS
ARTICLE 3. ELIGIBILITY
ARTICLE 4. PLAN SHARES
ARTICLE 5. OPTIONS
ARTICLE 6. RIGHTS TO PURCHASE
ARTICLE 7. ADMINISTRATION OF THE PLAN
ARTICLE 8. CHANGE IN CONTROL
ARTICLE 9. AMENDMENT AND TERMINATION OF THE PLAN
ARTICLE 10. TAX WITHHOLDING
ARTICLE 11 MISCELLANEOUS